EXHIBT 99.1

January 12, 2004

Madeline Hopkins	Michael Ruane
(484) 582-5506	(484) 582-5405

SUNGARD ANNOUNCES $500 MILLION SENIOR NOTES OFFERING

Wayne, PA — SunGard Data Systems Inc. (NYSE:SDS) announced today its intention to offer $500 million aggregate principal amount of unsecured senior notes.

SunGard intends to use the net proceeds from this offering, together with bank borrowings and internally-generated cash, for acquisitions, and for other general corporate purposes. Pending such use, the proceeds will be invested in short-term interest bearing investments.

The notes have not been registered under the Securities Act of 1933 (the “Act”). Accordingly, the notes may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration under the Act.

About SunGard

SunGard is a global leader in integrated IT solutions for financial services. SunGard is also the pioneer and leading provider of information availability services. SunGard serves more than 20,000 clients in over 50 countries, including 47 of the world’s 50 largest financial services companies. SunGard (NYSE:SDS) is a member of the S&P 500 and has annual revenues of more than $2 billion. Visit SunGard at www.sungard.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Certain of the matters we discuss in this press release, including the likelihood of completion and expected terms of the financing, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect actual results. Some of the factors that we believe could affect our results include: general economic and market conditions, including the lingering effects of the economic slowdown on information technology spending levels, trading volumes and services revenues, and including the fact that the economic slowdown has left many companies with excess data center capacity that provides them with the capability for in-house high-availability solutions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms, and including the market and credit risks associated with clearing broker operations; the integration and performance of acquired businesses and the prospects for future acquisitions; the effect of war, terrorism or catastrophic events; the timing and magnitude of software sales; the timing and scope of technological advances; the ability to retain and attract customers and key personnel; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect SunGard, its business or future financial results, as and when applicable, are discussed in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2002, a copy of which may be obtained from SunGard without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

Trademark information: SunGard and the SunGard logo are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the US and other countries. All other trade names are trademarks or registered trademarks of their respective holders.